UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2022

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Cooperation Agreement with the KORR Parties

On May 1, 2022, Medallion Financial Corp. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with KORR Value L.P., KORR Acquisitions Group, Inc., Kenneth Orr, David Orr, and Jonathan Orr (collectively, the “KORR Parties”).

Effective as of the date of the Cooperation Agreement, KORR Value L.P. has withdrawn its notice to the Company, dated December 30, 2021, regarding its intent to nominate two director candidates for election to the Company’s Board of Directors (the “Board”) at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) and its demands, dated June 30, 2021, January 18, 2022, February 28, 2022, and March 14, 2022, to inspect certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law.

Pursuant to the Cooperation Agreement and effective as of the date thereof, the Board agreed to increase the size of the Board by one director and appoint Brent O. Hatch, the founder of the Hatch Law Group, PC and an independent director of Medallion Bank, a wholly-owned subsidiary of the Company, to the Board as a Class II director with a term expiring at the 2022 Annual Meeting to fill the resulting vacancy. The Board further agreed to create the position of Lead Independent Director and appoint Mr. Hatch thereto. The Board has agreed to nominate Mr. Hatch to be elected at the 2022 Annual Meeting, to recommend in favor of his election, and to solicit proxies in favor of his election in the same manner as all other nominees of the Board. Furthermore, the Board has agreed to promptly engage a third-party executive search firm to assist the Board in the identification of an independent director (the “Additional Independent Director”) acceptable to the Board in its sole discretion, who the Board has agreed to appoint within 180 days of the date of the Cooperation Agreement. Frederick A. Menowitz, a Class I director, will retire from the Board at the earlier of the appointment of the Additional Independent Director and 180 days after the date of the Cooperation Agreement. The Board further agreed to appoint Mr. Hatch and the Additional Independent Director to the Investment Oversight Committee effective upon their respective appointment to the Board.

Furthermore, pursuant to the Cooperation Agreement, the Board agreed to take all necessary actions to authorize a share repurchase program that will permit the continued repurchase of shares of the Company’s common stock for an aggregate purchase price equal to $35 million. The Board has also agreed to consider in good faith authorizing increased quarterly dividends over time.

The Cooperation Agreement further provides, among other things, that:

•

During the term of the Cooperation Agreement, the KORR Parties are subject to customary standstill restrictions relating to, among other things, acquisitions of the Company’s common stock, director nominations, proxy contests, other activist campaigns, unsolicited takeover bids and related matters.

•

During the term of the Cooperation Agreement, the KORR Parties will vote all of their shares of the Company’s common stock at all annual and special meetings (or in any action by written consent) in accordance with the Board’s recommendations, subject to certain exceptions.

•	Each party agrees not to make public or private statements that criticize, disparage, call into disrepute or otherwise defame or slander the other party, subject to certain exceptions.

•	Each party agrees not to initiate any lawsuit against the other party, subject to certain exceptions.

•

The Cooperation Agreement will automatically terminate upon the earliest to occur of (i) 180 days after the date of the Cooperation Agreement if the Company has not appointed the Additional Independent Director by such date; (ii) 30 days before the nomination deadline for the Company’s 2023 Annual Meeting of Stockholders if the Company fails to meet certain share repurchase and dividend milestones set forth in the Cooperation Agreement; (iii) 30 days before the nomination deadline for the Company’s 2025 Annual Meeting of Stockholders if the Company meets certain share repurchase, dividend, or stock price milestones set forth in the Cooperation Agreement; and (iv) 30 days before the nomination deadline for the Company’s 2024 Annual Meeting of Stockholders if the requirements of the foregoing clause (iii) are not fulfilled, subject to certain exceptions.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release issued by the Company on May 2, 2022 announcing the execution of the Cooperation Agreement and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Effective as of May 1, 2022, the Board, upon the recommendation of the Board’s Nominating and Governance Committee, increased the size of the Board from eight to nine members and appointed Brent O. Hatch as a Class II director with a term expiring at the Company’s 2022 Annual Meeting to fill the resulting vacancy. Mr. Hatch was also appointed to the Audit Committee, the Investment Oversight Committee, and the Nominating and Governance Committee, and elected as Lead Independent Director, in each case effective immediately upon his appointment to the Board. The Board has determined that Mr. Hatch qualifies as an independent director pursuant to the requirements of the Securities and Exchange Commission (“SEC”) and The NASDAQ Stock Market (“Nasdaq”), including for purposes of the Audit Committee and the Nominating and Governance Committee, and that he qualifies as an “audit committee financial expert” as defined by applicable regulations of the SEC as well as “financially literate” within the meaning of the applicable rules of Nasdaq.

Mr. Hatch is the founder of the law firm of Hatch Law Group, PC and has been employed there and its predecessor firm since 1993, where he litigates complex commercial matters and advises corporations on significant transactions. Mr. Hatch also currently serves as a member of the Board of Directors and the Audit Committee of the Company’s subsidiary, Medallion Bank, and has served in such roles since 2003. Mr. Hatch brings extensive legal experience, having founded a law firm in Utah and having previously served in the White House as Associate Counsel to President George H.W. Bush, Deputy Assistant Attorney General at the U.S. Department of Justice, and General Counsel at the National Endowment for the Humanities. Mr. Hatch clerked for the Honorable Robert H. Bork of the U.S. Court of Appeals for the District of Columbia Circuit. He is also a Director and Treasurer of the Federalist Society. Mr. Hatch holds a bachelor’s degree from Brigham Young University and a J.D. from Columbia Law School.

Mr. Hatch was appointed as a director pursuant to the terms of the Cooperation Agreement. There are no arrangements or understandings between Mr. Hatch and any other persons pursuant to which Mr. Hatch was selected as a director of the Company. There are no transactions between Mr. Hatch and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Hatch will receive compensation for his service as a non-employee director of the Company’s Board in accordance with the terms of the Company’s director compensation program. Mr. Hatch will receive for 2022 a pro-rata amount (based on his service commencing May 1, 2022) of the $100,000 annual director base cash compensation, as well as a pro-rata amount of the cash fees payable to him as a member of the Audit Committee, Investment Oversight Committee, and Nominating and Governance Committee, and will receive an annual equity grant of $50,000 worth of restricted stock units at the next annual grant date. Mr. Hatch’s compensation as a non-employee director is otherwise as such compensation program is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2022.

Additionally, pursuant to the terms of the Cooperation Agreement, Frederick A. Menowitz, a current Class I director, will retire from the Board at the earlier of the appointment of the Additional Independent Director and 180 days after the date of the Cooperation Agreement. There is no disagreement between the Company and Mr. Menowitz on any matter relating to the Company’s operations, policies or practices.

A copy of the press release issued by the Company on May 2, 2022 announcing the execution of the Cooperation Agreement and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 1, 2022, the Board adopted amended and restated by-laws (the “By-Laws”) in order to, among other things, provide that the Board may elect a Lead Independent Director, who will perform such duties as provided in the By-Laws or as may be assigned by the Board.

The foregoing summary of the By-Laws does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the Cooperation Agreement, the Board has (i) authorized a share repurchase program that will permit the continued repurchase of shares of the Company’s common stock for an aggregate purchase price equal to $35 million and (ii) terminated the share repurchase program previously authorized by the Board, under which $22,874,509 of shares remained authorized for repurchase as of December 31, 2021. The Company intends to repurchase the Company’s common stock on the open market or in privately negotiated transactions, or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company may elect to conduct certain repurchases in connection with a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act.

A copy of the press release issued by the Company on May 2, 2022 announcing the execution of the Cooperation Agreement and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of Medallion Financial Corp., as amended and restated as of May 1, 2022.

10.1	Cooperation Agreement, dated as of May 1, 2022, by and among Medallion Financial Corp., KORR Value L.P., KORR Acquisitions Group, Inc., Kenneth Orr, David Orr, and Jonathan Orr.

99.1	Press Release issued by Medallion Financial Corp., dated May 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2022	MEDALLION FINANCIAL CORP.

	By	/s/ Anthony N. Cutrone
	Name:	Anthony N. Cutrone
	Title:	Chief Financial Officer